Exhibit 99

BLACK HILLS CORPORATION REPORTS FIRST QUARTER 2005 RESULTS

RAPID CITY, SD—May 9, 2005—Black Hills Corporation (NYSE: BKH) today announced financial results for the first quarter of 2005. For the three months ended March 31, 2005, net income was $15.7 million, or $0.48 per share, compared to $9.7 million, or $0.30 per share for the same period ended March 31, 2004.

        Income from continuing operations for the three months ended March 31, 2005 was $15.9 million, or $0.48 per share, compared to $10.0 million, or $0.30 per share for the same period in 2004. Compared to the first quarter of 2004, income from continuing operations in the first quarter of 2005 was primarily affected by the following factors:

•	a $6.0 million, or $0.18 per share, increase in power generation earnings;
•	a $1.3 million, or $0.04 per share, increase in oil and gas production earnings;
•	a $0.9 million, or $0.03 per share, improvement in the communications loss; and
•	a $1.0 million, or $0.03 per share, decrease in energy marketing and transportation earnings.

REVIEW OF RECENT ACTIVITY

        David R. Emery, Chairman, President and Chief Executive Officer of Black Hills Corporation, said, “The first quarter of 2005 showed a continuation of a normalized, historical earnings pattern from our business segments. Sales of oil and natural gas production, on an equivalent basis, increased about 13 percent in the first quarter, compared to the same quarter in 2004. Combined with higher average product prices, oil and gas earnings increased 35 percent.

        Emery continued, “The dramatic improvement in power generation results reflects the contracted status of the Las Vegas Cogeneration II power plant, which ran merchant in difficult market conditions during the first quarter of 2004. Our fleet of independent power plants performed well in the first quarter of 2005. Electric utility earnings were down in 2005, due to increased purchased power and other costs. The Wyodak plant experienced several unplanned outages during the first quarter. The major maintenance outage for the plant, originally scheduled for later this year, has been deferred by PacifiCorp, the plant operator, until the Spring of 2006.

        “Energy marketing was affected by commodity price increases late in the first quarter of 2005, resulting in an unrealized $3.1 million mark-to-market accounting loss. From an operational perspective, this business segment benefited from increased realized gross marketing margins, partially the result of a 13 percent increase in average daily physical natural gas volumes marketed.

        “We are very pleased with initial results from our newest acquisition, Cheyenne Light, Fuel & Power,” said Emery. “Recently, we filed a request for rate increases effective January 1, 2006, which, if approved by the Wyoming Public Service Commission (PSC), would increase revenues at the electric and gas utility by approximately $5 million. As part of our long-term power supply planning for Cheyenne Light, we also filed an integrated resource plan with the PSC, which proposes the construction of a 90 megawatt mine-mouth coal-fired power plant at our Wyodak energy complex near Gillette, Wyoming. We would like to begin construction this year.”

        Emery said, “In April, we announced a definitive agreement to sell our Communications business. Cash proceeds from the $103 million sale are expected to be used for debt repayment or for investments in energy projects. The transaction is expected to be completed by the end of June 2005.”

        Emery concluded, “In addition to our goal of commencing construction on a new coal-fired power plant, we continue to pursue other strategic goals, including sustaining the production growth of our oil and gas operation, integrating Cheyenne Light into Black Hills’ business operations and corporate culture, and pursuing balanced, risk-managed energy projects in the West.”

RECENT DIVIDEND DECLARATION

        As previously disclosed, the Board of Directors recently declared quarterly dividends on the common and preferred stock. Common shareholders will receive 32 cents per share, equivalent to an annual dividend rate of $1.28. Preferred shareholders, whose holdings are related to a Company acquisition, will receive $11.663 per share, an amount which represents 1 percent per annum computed on the basis of $1,000 per share plus a common stock dividend equivalence. Dividends will be payable June 1, 2005, to all shareholders of record at the close of business on May 18, 2005.

CONSOLIDATED FINANCIAL RESULTS

BLACK HILLS CORPORATION
(In thousands, except per share amounts)

	Three months ended March 31,
	2005	2004
Revenues:
Wholesale Energy Group	$225,630	$223,937
Retail Services Group	79,790	50,081
Corporate	265	310

	$305,685	$274,328

Net income (loss) available
for common stock:
Continuing operations -
Wholesale Energy Group	$13,260	$7,331
Retail Services Group	3,947	3,253
Corporate	(1,342)	(590)

	15,865	9,994
Discontinued operations (a)	(125)	(208)

Net income	15,740	(9,786)
Less: preferred stock dividends	(79)	(88)

	$15,661	$9,698

Weighted average common shares
outstanding:
Basic -	32,444	32,291
Diluted -	33,009	32,811
Earnings per share:
Basic -
Continuing operations	$0.48	$0.31
Discontinued operations	--	(0.01)

Total	$0.48	$0.30

Diluted -
Continuing operations	$0.48	$0.30
Discontinued operations	--	--

Total	$0.48	$0.30

(a)	2005 reflects the after-tax results of operations at the Company’s Pepperell power plant. 2004 includes the results of the Pepperell plant and a coal enhancement plant sold in 2004.

BUSINESS UNIT PERFORMANCE SUMMARY

Wholesale Energy Group

        Quarterly results. Income from continuing operations from the Wholesale Energy business group for the three-month period ended March 31, 2005 was $13.3 million, compared to $7.3 million in 2004. Business segment results are:

•	Power generation income from continuing operations was $3.9 million, compared to a loss of ($2.1) million in 2004. Earnings for 2005 were higher primarily due to increased earnings at our Las Vegas Cogeneration II plant, which now operates under a long-term tolling arrangement. In the first quarter of 2004, Las Vegas II was not under contract and operated as a merchant plant, selling power into the market only when economic to do so.

•	Oil and gas income from continuing operations was $5.0 million compared to $3.7 million in 2004. Higher earnings were primarily the result of a 13 percent increase in volumes sold at average hedged prices received that were 22 percent higher for oil and 4 percent higher for natural gas. Operating expense increased 9 percent due to the increase in production. However, on a per Mcf basis, lease operating expense decreased 16 percent.

•	Energy marketing income from continuing operations was $2.9 million in 2005 compared to $4.0 million in 2004. The decrease was primarily due to a $3.1 million unrealized mark-to-market pretax loss for 2005, compared to a $0.3 million unrealized pretax loss in 2004. Earnings benefited from an increase in realized marketing gross margins in part due to a 13 percent increase in natural gas physical volumes marketed.

•	Coal mining income from continuing operations was $1.5 million in 2005 compared to $1.8 million in 2004. The decrease was primarily due to lower revenues, due to unplanned outages at the Wyodak plant, our largest coal customer. The decrease in revenues was partially offset by lower taxes and production-related costs.

        The following tables contain certain Wholesale Energy operating statistics:

	Three months ended March 31,
	2005	2004
Coal mining:
Tons of coal sold	1,153,300	1,203,600
Oil and gas production:
Mcf equivalent sales	3,465,000	3,079,900
Energy marketing
average daily volumes:
Natural gas physical -MMBtus	1,357,600	1,201,000
Natural gas financial -MMBtus	674,800	383,200
Crude oil-barrels	35,500	49,700

	March 31, 2005	December 31, 2004
Oil and gas reserves:
Bcf equivalent reserves	172.2	173.4

Reserves reflect pricing of:	March 31, 2005		December 31, 2004
	Oil	Gas	Oil	Gas
NYMEX	$55.40	$7.65	$43.45	$6.15
Average well-head	$53.14	$7.13	$41.19	$5.55

	March 31,
	2005	2004
IPP nameplate net capacity, MW	964	964
Contracted fleet plant availability	98.9%	98.5%

Retail Services Group

        Quarterly results. Income from continuing operations from the Retail Services business group for the three-month period ended March 31, 2005 was $3.9 million, compared to $3.3 million in 2004. Business segment results are as follows:

•	Net income from the Electric utility business segment for the three months ended March 31, 2005 was $4.3 million, compared to $5.0 million in 2004. Decreased earnings in 2005 were the result of increased purchased power expense due to unplanned outages at the Wyodak plant, legal costs and health insurance expense, partially offset by an increase in electric sales and a decrease in interest expense.

•	Net income from the Electric and gas utility segment for the three months ended March 31, 2005 was $0.5 million. This utility was acquired on January 21, 2005.

•	The Communications business segment reported a net loss of ($0.9) million for the three month period ended March 31, 2005, compared to a net loss of ($1.8) million in 2004. Improved results reflect additional revenues due primarily to the expiration of certain customer discounts in effect in 2004.

        The following tables provide certain Retail Services operating statistics:

Electric Utility	Three months ended March 31,
	2005	2004
Firm (system) sales-MWh	517,962	513,234
Off-system sales-MWh	231,314	202,294

	March 31,	December 31,
Communications	2005	2004
Residential customers	23,838	23,663
Revenue Generating Units (a)	57,542	56,835
Business customers	3,376	3,317

(a)	Total Revenue Generating Units (RGU) equal the total number of services to which residential customers subscribe. Telephone, cable TV and Internet access each represent an RGU.

Corporate

        Quarterly results. Corporate results for the three-month period ended March 31, 2005 increased to $1.3 million after tax, compared to $0.6 million for the same period in 2004. In 2004, corporate results benefited from a $1.0 million pretax gain on the sale of certain assets.

2005 EARNINGS GUIDANCE INCREASED

        The Company’s expectation for 2005 income from continuing operations has been revised upward by $0.05 per share, to a range between $1.90 and $2.05 per share. The change is due to two factors: the announced sale of the communications business segment, whose 2005 financial results would become reported as “discontinued operations” effective for the second quarter of 2005; and the expected full-year availability of the Wyodak power plant in 2005, as a major maintenance outage scheduled for the Fall of 2005 has now been deferred to 2006. As stated in previous 2005 earnings guidance, the Company anticipates continued earnings growth from increased oil and gas production; modest accretion from the acquisition of Cheyenne Light, Fuel & Power; an earnings increase from power generation, due to a full year of contract revenues at the Las Vegas Cogeneration II facility; and incremental cost savings from ongoing business integration efforts. The Company expects a small decrease in 2005 earnings from energy marketing operations, which anticipate reduced oil marketing and transportation revenues and narrower margins from gas marketing.

FIVE-YEAR REVOLVING CREDIT FACILITY COMPLETED

        The Company recently executed a $400 million, five-year revolving credit facility. The facility expires May 4, 2010 and replaces two existing facilities totaling $350 million, which were due to expire in 2005 and 2006.

EARNINGS CONFERENCE CALL

        The Company will conduct a conference call Wednesday, May 11, 2005 beginning at 11:00 a.m. Eastern Time to discuss financial and operating performance. The conference call will be open to the public. The call can be accessed by dialing, toll-free, (800) 553-0349. When prompted, indicate that you wish to participate in the “Black Hills Quarterly Earnings Conference Call.” A replay of the conference call will be available through May 18, 2005 by dialing (800) 475-6701 (USA) or (320) 365-3844 (international). The access code is 781071.

ABOUT BLACK HILLS CORPORATION

        Black Hills Corporation is a diversified energy and communications company. Black Hills Energy, the wholesale energy unit, generates electricity, produces natural gas, oil and coal, and markets energy. Our retail businesses are Black Hills Power, an electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; Cheyenne Light, Fuel & Power, an electric and gas distribution utility serving the Cheyenne, Wyoming vicinity; and Black Hills FiberCom, a broadband communications company. Our communications business is under a definitive agreement to be sold on or before June 30, 2005. More information is available at our Internet web site: www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this release include “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. Black Hills Corporation makes these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that Black Hills expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions, which Black Hills believes are reasonable based on current expectations and projections about future events and industry conditions and trends affecting Black Hills’ business. However, whether actual results and developments will conform to Black Hills’ expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including, among other things:

•	The amount and timing of capital deployment in new investment opportunities or for the repurchase of debt or stock;
•	The volumes of our production from oil and gas development properties, which may be dependent upon issuance by federal, state, and tribal governments, or agencies thereof, of drilling, environmental and other permits, and the availability of specialized contractors, work force, and equipment;
•	The extent of our success in connecting natural gas supplies to gathering, processing and pipeline systems;
•	Our ability to successfully integrate Cheyenne Light, Fuel & Power (CLF&P) into our operations;
•	Unfavorable rulings in the rate cases filed by CLF&P with the Wyoming Public Service Commission and in the periodic applications to recover costs for fuel and purchased power;
•	Our compliance with orders of the SEC under PUHCA related to our financing and investment authority, and related to transactions and cost allocation among our affiliated companies;
•	Our ability to complete the sale of Black Hills FiberSystems, Inc., including the receipt of required approvals and consents and the timing thereof;
•	Our ability to remedy any deficiencies that may be identified in the periodic review of our internal controls;
•	The timing and extent of changes in energy-related and commodity prices, interest rates, energy and commodity supply or volume, the cost of transportation of commodities, and demand for our services, all of which can affect our earnings, liquidity position and the underlying value of our assets;
•	The timing and extent of scheduled and unscheduled outages of power generation facilities;
•	General economic and political conditions, including tax rates or policies and inflation rates;
•	Our use of derivative financial instruments to hedge commodity, currency exchange rate and interest rate risks;

•	The creditworthiness of counterparties to trading and other transactions, and defaults on amounts due from counterparties;
•	The amount of collateral required to be posted from time to time in our transactions;
•	Changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;
•	Changes in state laws or regulations that could cause us to curtail our independent power production;
•	Weather and other natural phenomena;
•	Industry and market changes, including the impact of consolidations and changes in competition;
•	The effect of accounting policies issued periodically by accounting standard-setting bodies;
•	The cost and effects on our business, including insurance, resulting from terrorist actions or responses to such actions;
•	Capital market conditions, which may affect our ability to raise capital on favorable terms;
•	Price risk due to marketable securities held as investments in benefit plans;
•	Obtaining adequate cost recovery for our retail operations through regulatory proceedings; and
•	Other factors discussed from time to time in our other filings with the SEC.

        New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.